                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                   ----------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ----------

Date of Report (Date of earliest event reported) February 9, 2004
                                                 ----------------

                           VION PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      0-26534                  13-3671221
----------------------------         -----------            ------------------
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)           Identification No.)

     4 Science Park, New Haven, CT                                 06511
----------------------------------------                         ----------
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: (203) 498-4210

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On February 9, 2004, Vion Pharmaceuticals, Inc. (the "Company") entered into a Securities Purchase Agreement ("Purchase Agreement") with certain purchasers named therein ("Purchasers") relating to a private placement of shares of Common Stock and warrants ("Warrants"), and a Registration Rights Agreement relating thereto. Upon closing of the transaction, the Company will issue 13,553,846 shares of Common Stock ("Shares") to the Purchasers at a per share price of $2.60, for an aggregate amount of gross proceeds of approximately $35.2 million, and issue Warrants to the Purchasers for the purchase of 3,388,462 shares of Common Stock at an exercise price of $3.25 per share, subject to certain customary adjustments. The Warrants can be exercised any time within five years after the closing date of the transaction.

     In connection with the placement, the Company paid certain cash fees and issued Warrants to purchase 300,000 shares of Common Stock at an exercise price of $3.25 per share to the placement agent, Rodman & Renshaw, Inc., for its activities engaged on behalf of the Company.

     Pursuant to the Registration Rights Agreement, the Company will file a registration statement on Form S-3 (the "Registration Statement") to cover the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants. In addition, pursuant to the terms of the Purchase Agreement, the Company agreed not to enter into any financing transactions for the issuance of shares of the Company until the earlier of 120 days after closing date of the transaction or 15 days of the effectiveness of the Registration Statement and not to file any registration statement with respect to any subsequent financing prior to 15 days after the effective date of the Registration Statement.

     Copies of the Purchase Agreement and Registration Rights Agreement and a Form of Common Stock Purchase Warrant issued to the Purchasers are filed as exhibits to this report and are incorporated in this report by reference. On February 10, 2004, the Company issued a press release announcing the execution of definitive agreements for the transaction. A copy of this press release is filed as an exhibit to this report and is incorporated in this report by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

          10.1 Securities Purchase Agreement dated February 9, 2004, by and between Vion Pharmaceuticals, Inc. and the purchasers named therein.

          10.2 Registration Rights Agreement dated February 9, 2004, by and between Vion Pharmaceuticals, Inc. and the purchasers named therein.

          10.3 Form of Common Stock Purchase Warrant.

          99.1 Press release dated February 10, 2004 announcing the execution of the definitive agreements for the private placement of shares of Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    VION PHARMACEUTICALS, INC.


Date: February 10, 2004             By: /s/ Howard B. Johnson
                                        ----------------------------------------
                                    Name: Howard B. Johnson
                                    Title: President and Chief Financial Officer

                                  EXHIBIT INDEX

10.1 Securities Purchase Agreement dated February 9, 2004, by and between Vion Pharmaceuticals, Inc. and the purchasers named therein.

10.2 Registration Rights Agreement dated February 9, 2004, by and between Vion Pharmaceuticals, Inc. and the purchasers named therein.

10.3 Form of Common Stock Purchase Warrant.

99.1 Press release dated February 10, 2004 announcing the execution of the definitive agreements for the private placement of shares of Common Stock.




                               STATEMENT OF DIFFERENCES

The trademark symbol shall be expressed as..................................'TM'
The registered trademark symbol shall be expressed as........................'r'